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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant of Section 13 or 15(d) of the Securities Exchange act of 1934

April 30, 2004
Date of Report (Date of earliest event reported)

ACCESS ANYTIME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28894 (Commission File Number)	85-0444597 (IRS Employer Identification No)
5210 Eubank Blvd, NE Albuquerque, New Mexico 87111 (Address of principal Executive offices)
(505) 299-0900 (Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure

        On April 30, 2004, Access Anytime Bancorp, Inc. (the "Company") issued a press release announcing the election of a new director by the Board. The release also included the results of the election of directors by the shareholders at the annual meeting held earlier on April 30, 2004. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS ANYTIME BANCORP, INC.
DATE: April 30, 2004	By:	/s/ NORMAN R. CORZINE Norman R. Corzine, Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 30, 2004.

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  Item 5. Other Events and Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX